EXHIBIT 99.1

         CERTIFICATE OF MERGER OF GCB ACQUISITION CORP. WITH AND
         INTO FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.

TO:  SECRETARY OF STATE
     STATE OF NEW JERSEY

     Pursuant to the provisions of Section 14A:10-4.1 of the New Jersey Business Corporation Act, N.J.S.A. 14A:1-1 et seq., the undersigned corporations hereby certify as follows:

     1. The names of the merging corporations are GCB ACQUISITION CORP. and FIRST SAVINGS BANCORP OF LITTLE FALLS, INC. The merging corporations are business corporations of the State of New Jersey.

     2. FIRST SAVINGS BANCORP OF LITTLE FALLS, INC. is the surviving corporation of the merger and the name of the surviving corporation following the merger is FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.

     3. Attached hereto and made a part hereof is a copy of the Plan of Merger for the merger of GCB ACQUISITION CORP. and FIRST SAVINGS BANCORP OF LITTLE FALLS, INC. as approved by the directors and the shareholders entitled to vote of each of said merging corporations.

     4. The Plan of Merger was approved by the sole shareholder of GCB ACQUISITION CORP. on September 4, 1998.

     5. The Plan of Merger was approved by the shareholders of FIRST SAVINGS BANCORP OF LITTLE FALLS, INC. on January 19, 1999.

     6. With respect to each corporation, the number of shares entitled to vote on the plan of merger and the number of shares voted for and against the plan, respectively, are as follows:

                                         Number of Shares
                                 Entitled      Voted       Voted
Name of Corporation              to Vote        For       Against

GCB ACQUISITION CORP.
(Merging Corporation)              1,000        1,000       -0-

FIRST SAVINGS BANCORP OF
LITTLE FALLS, INC.
(Surviving Corporation)          440,100      430,675       -0-



     7. The Registered Agent of FIRST SAVINGS BANCORP OF LITTLE FALLS, INC. immediately prior to the effective date of the merger is Haralambos S. Kostakopoulos and its Registered Office in New Jersey at which such Agent may be found is 7 Center Avenue, Little Falls, NJ 07424. The Registered Agent of FIRST SAVINGS BANCORP OF LITTLE FALLS, INC. immediately following the merger will be NAQI A. NAQVI and its Registered Office will be 55 UNION BOULEVARD, TOTOWA, NJ 07512.

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     8. Pursuant to N.J.S.A. 14A:10-4.1(2), the merger provided for herein shall


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become  effective at the later of (a) the date of filing of this  Certificate of
Merger with the Secretary of State of New Jersey or (b) 12:01 a.m. on April 1, 1999.

     IN WITNESS WHEREOF, the corporations have executed this Certificate of Merger on March 31, 1999.

GCB ACQUISITION CORP.
(Merging Corporation)

By: /s/ George E. Irwin
    George E. Irwin, President


FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.
(Surviving Corporation)

By: /s/ Haralambos S. Kostakopoulos
    Haralambos S. Kostakopoulos, President


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PLAN OF MERGER OF GCB ACQUISITION CORP. AND

FIRST SAVINGS BANCORP OF LITTLE FALLS, INC.


     1. This Plan of Merger is to be approved and implemented pursuant to and in accordance with the Business Corporation Act of the State of New Jersey, Title 14A of the New Jersey Statutes (the "Act"), Chapter 10, N.J.S.A. 14A:10-1 et seq., and that certain agreement entitled "Agreement and Plan of Merger" dated September 4, 1998, by and among GREATER COMMUNITY BANCORP, GCB ACQUISITION CORP. and FIRST SAVINGS BANCORP OF LITTLE FALLS, INC. (the "Merger Agreement").

     2. The names of the corporations proposing to merge are GCB ACQUISITION CORP. and FIRST SAVINGS BANCORP OF LITTLE FALLS, INC. Both of such corporations are business corporations organized and existing under the Act.

     3. GCB ACQUISITION CORP. shall be merged with and into FIRST SAVINGS BANCORP OF LITTLE FALLS, INC., which shall be the surviving corporation upon the effective date of the merger and which shall continue to exist as the surviving corporation under its present name pursuant to the provisions of the Act. FIRST SAVINGS BANCORP OF LITTLE FALLS, INC. is hereinafter sometimes referred to as the "Surviving Corporation." The separate corporate existence of GCB ACQUISITION CORP. shall cease upon the effective date of the merger in accordance with the provisions of the Act. GCB ACQUISITION CORP. is hereinafter sometimes referred to as the "Acquired Corporation."

     4. The Certificate of Incorporation of FIRST SAVINGS BANCORP OF LITTLE FALLS, INC. upon the effective date of the merger shall be the Certificate of Incorporation of the Surviving Corporation and said Certificate of Incorporation shall continue in full force and effect until amended in the manner prescribed by the provisions of the Act.

     5. The Bylaws of GCB ACQUISITION CORP. upon the effective date of the merger shall be the Bylaws of the Surviving Corporation and said Bylaws shall continue in full force and effect until changed, altered or amended in the manner prescribed by such Bylaws and the provisions of the Act.

     6. Upon the effective date of the merger, GEORGE E. IRWIN shall take office as the Surviving Corporation's sole director, and shall hold his directorship until the election and qualification of his successor(s) or until his tenure is otherwise terminated in accordance with the Surviving Corporation's Bylaws.

     7. Until the election and qualification of their respective successors, the officers of GCB ACQUISITION CORP. on the effective date of the merger will take office as the officers of the Surviving Corporation. As soon as is practicable following the effective date of the merger, the Surviving Corporation's


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Plan of Merger                                       Page 2


director shall meet or otherwise take proper corporate action to consider the election of additional or different officers of the Surviving Corporation, the change of authorized signers on its bank accounts, and other matters affected by the merger.

     8. Each share of Common Stock of FIRST SAVINGS BANCORP OF LITTLE FALLS, INC. issued and outstanding immediately prior to the effective date of the merger shall be converted into a right to receive $52.26, subject to adjustment as provided in Section 1.5 of the Merger Agreement and further subject to the provisions of Section 1.6 thereof; provided that the total conversion amount shall not exceed $23,000,000.

     9. Each share of Common Stock of GCB ACQUISITION CORP. issued and outstanding immediately prior to the effective date of the merger shall remain outstanding immediately after the merger as an identical share of Common Stock of the Surviving Corporation.

     10. The proper officers of the Acquired Corporation and the Surviving Corporation, respectively, shall execute and file a Certificate of Merger as prescribed by the Act and shall do any and all other acts and things, and shall make, execute, deliver, file, and/or record any and all other instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect the merger provided for herein and in the Merger Agreement.

     11. The effective date of the merger herein provided for shall be the date of filing of a Certificate of Merger with the Secretary of State of the State of New Jersey in accordance with the Act or such later date as may be specified in such Certificate of Merger.